OWENS CORNING
           SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

              Effective as of January 1, 1998

    OWENS CORNING SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                     Table of Contents

                                                              Page

Article I.  Establishment and Purpose of the Plan                1

 1.1    Establishment of the Plan                                1
 1.2    Purpose of the Plan                                      1

Article II. Definitions                                          2

 2.1    Actuarial Equivalent                                     2
 2.2    Administrator                                            2
 2.3    Affiliate                                                2
 2.4    Beneficiary                                              2
 2.5    Board of Directors                                       3
 2.6    Cash Balance Account                                     3
 2.7    Cash Balance Plan                                        3
 2.8    Code                                                     3
 2.9    Eligible Employee                                        3
 2.10   Employer                                                 4
 2.11   Excess Plan                                              4
 2.12   Hire Date                                                4
 2.13   Offset Amount                                            4
 2.14   Plan                                                     4
 2.15   Prior Accrued Retirement Benefits                        4
 2.16   Supplemental Retirement Benefit                          6
 2.17   Supplement Survivor's Benefit                            6


Article III.  Supplemental Retirement Benefit                    7

 3.1    Eligible Employees                                       7
 3.2    Supplemental Retirement Benefit                          7
 3.3    Supplemental Survivor's Benefit                         10

Article IV.   Forfeiture of Supplemental Benefits               11

 4.1    Disclosure of Proprietary Information                   11
 4.2    Direct Competition with the Employer or an Affiliate    12
 4.3    Discharge for Just Cause                                12

Article V.   Form of Payment                                    14

Article VI.  Nature of Interest of Participant                  15

 6.1    Unsecured General Creditor                              15
 6.2    Trust Fund                                              15
 6.3    No Right to Transfer Interest                           16

Article VII.   Administration                                   17

 7.1    Administrator                                           17
 7.2    Powers of the Administrator                             17
 7.3    Finality of Administrator Determinations                18

Article VIII.  Miscellaneous                                    19

 8.1    Amendment, Suspension, and Termination                  19
 8.2    Board of Directors' Power to Delegate Authority         19
 8.3    Indemnification                                         20
 8.4    No Employment Rights                                    20
 8.5    No Impact on Other Benefits                             21
 8.6    Incapacity of Recipient                                 21
 8.7    Data                                                    21
 8.8    Misstatements                                           21
 8.9    Taxes                                                   22
 8.10   Applicable Law                                          22
 8.11   Usage of Terms and Headings                             22

APPENDIX A.  Employees Eligible for Supplemental
              Retirement Benefits                              A-1

    OWENS CORNING SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
             [Effective as of January 1, 1998]


                         ARTICLE I
           ESTABLISHMENT AND PURPOSE OF THE PLAN


     1.1 Establishment of the Plan. Effective as of January 1, 1998, Owens Corning hereby establishes the "Owens Corning Supplemental Executive Retirement Plan."

     1.2 Purpose of the Plan. The Plan is intended to constitute an unfunded program maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees consistent with the requirements of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan provides supplemental retirement income to Eligible Employees.

                         ARTICLE II
                        DEFINITIONS


     The following words and phrases as used in this Plan have the following meanings:


     2.1       Actuarial Equivalent.  The term "Actuarial
Equivalent" shall have the same meaning as the term "GATT
Assumptions" as defined in Appendix B of the Cash Balance
Plan.

     2.2 Administrator. The term "Administrator" means the individual described in Section 7.1 who is designated to administer the Plan.

     2.3 Affiliate. The term "Affiliate" shall have the same meaning given to such term by the Cash Balance Plan.

     2.4 Beneficiary. The term "Beneficiary" means the person or persons designated by the Eligible Employee to receive the death benefit under the Cash Balance Plan after the death of the Eligible Employee.

     2.5 Board of Directors. The term "Board of Directors" means the Board of Directors of Owens Corning.

     2.6 Cash Balance Account. The term "Cash Balance Account" means the Eligible Employee's "Account" (as defined under the Cash Balance Plan) determined in accordance with the Cash Balance Plan and increased to reflect any benefits accrued on behalf of the Eligible Employee under the Excess Plan.

     2.7 Cash Balance Plan. The term "Cash Balance Plan" means the Owens Corning Cash Balance Pension Plan, which is part of the Owens Corning Merged Retirement Plan and is set forth in Attachment 1 to the Owens Corning Merged Retirement Plan, as amended.

     2.8  Code.  The term "Code" means the Internal Revenue
Code of 1986, as amended.

     2.9 Eligible Employee. The term "Eligible Employee" means an individual who meets the requirements of Section

     2.10 Employer. The term "Employer" means Owens Corning and any other Affiliate that has adopted the Cash Balance
Plan.

     2.11 Excess Plan.  The term "Excess Plan" means the
Owens-Corning Fiberglas Corporation Executive Supplemental
Benefit Plan, as amended and restated effective April 1, 1992, and as amended from time to time thereafter.

     2.12 Hire Date. The term "Hire Date" means the date on which the Eligible Employee was first employed with the Employer or such other date as provided in Appendix A for such Eligible Employee.

     2.13 Offset Amount. The term "Offset Amount" means the amount applicable to an Eligible Employee as determined under
Section 3.2(c).

     2.14 Plan.  The term "Plan" means the "Owens Corning
Supplemental Executive Retirement Plan" as set forth herein and as amended from time to time.

     2.15 Prior Accrued Retirement Benefits. The term "Prior Accrued Retirement Benefits" means all nonforfeitable retirement benefits accrued on behalf of an Eligible Employee under any "pension plan" (as defined in Section 3(2) of ERISA), including all tax-qualified and non-tax-qualified defined benefit and defined contribution plans other than any defined contribution plan that the Administrator determines was not the primary source of the Eligible Employee's retirement benefits from his or her prior employer, determined as of the date the Eligible Employee is first employed with the Employer, and expressed,

     (1) in the case of a "defined benefit plan" (as defined in ERISA section 3(35)), in the form of a single life annuity commencing at the participant's normal retirement age under such plan (or the age 65 single life annuity Actuarial Equivalent of the accrued benefit under such plan, if such a form is not available under the plan), and

     (2) in the case of a defined contribution plan, as the aggregate lump sum balance of all accounts under such plan (or the Actuarial Equivalent of such account balances, if a lump sum benefit is not available under the plan) other than the portion of any accounts attributable to qualified cash or deferred arrangements maintained pursuant to Code section 401(k), employer matching contributions and employee contributions made pursuant to Code section 401(m), or to any other amounts
          attributable to employee contributions. For purposes of this Section, any pension plan (within the meaning of section 3(2) of ERISA) which is not a defined benefit plan shall be treated as a defined contribution plan.

     2.16 Supplemental Retirement Benefit.  The term
"Supplemental Retirement Benefit" means a benefit that is payable to an Eligible Employee in accordance with Article
III of this Plan.

     2.17 Supplemental Survivor's Benefit.  The term
"Supplemental Survivor's Benefit" means a benefit that is payable to a Beneficiary in accordance with Article III of this Plan.

                        ARTICLE III
              SUPPLEMENTAL RETIREMENT BENEFIT


     3.1  Eligible Employees.  An individual is an Eligible
Employee if he or she is a member of a select group of management or highly compensated employees of an Employer, and he or she --

     (1)  is named in Appendix A to this Plan,

     (2)  is 100% vested in his or her benefit under the Cash
          Balance Plan,

     (3) provides the Administrator, within 6 months of the later of his or her Hire Date or the date his or her name is first included in Appendix A to this Plan, with written evidence, in a form satisfactory to the Administrator, of his or her Prior Accrued Retirement Benefits, and

     (4)  does not forfeit the Supplemental Retirement
          Benefit under the provisions of Article IV.

     3.2  Supplemental Retirement Benefit.

          (a) An Eligible Employee shall be entitled to a Supplemental Retirement Benefit as determined under Sections
3.2(b) and (c) upon his or her termination of employment with all Employers.

          (b) An Eligible Employee's Supplemental Retirement Benefit shall be a single sum amount equal to (1) the product of the Eligible Employee's Cash Balance Account, determined as of the first day of the first calendar month following the Eligible Employee's date of termination of employment with the Employer, multiplied by the factor applicable to the Eligible Employee under the chart below, minus (2) the Eligible Employee's Offset Amount as determined under Section 3.2(c).

     Age at Hire Date                 Factor

         30                             0.50

         35                             1.00

         40                             1.50

         45                             2.00

         50                             2.50

         55                             4.00

         60                             1.50

         65 or older                    0.00

     The factor for a participant with an age at Hire Date between two ages set forth above shall be determined by interpolating between the applicable factors based on the Eligible Employee's attained, whole years of age as of his or her Hire Date.

          (c) An Eligible Employee's Offset Amount shall equal the sum of --

     (1) the Actuarial Equivalent present value, determined as of the first day of the first calendar month following the Eligible Employee's date of termination of employment with the Employer, of the Eligible
          Employee's Prior Accrued Retirement Benefits attributable to defined benefit plans (as described in Section 2.15(1)), plus

     (2) the Eligible Employee's Prior Accrued Retirement Benefits attributable to defined contribution plans (as described in Section 2.15(2)) increased for interest, for the period beginning on the Eligible Employee's date of hire with the Employer and ending on the first day of the first calendar month following his or her date of termination of employment with the Employer, determined in accordance with the method described in the Cash Balance Plan for determining "Interest Credits" (as defined in the Cash Balance Plan).

     3.3  Supplemental Survivor's Benefit.   Upon the death
of an Eligible Employee, his or her Beneficiary shall be paid the Supplemental Retirement Benefit that would have been payable to the Eligible Employee determined as of the Eligible Employee's date of death, or, if earlier, his or her date of termination of employment with the Employer.

                         ARTICLE IV
            FORFEITURE OF SUPPLEMENTAL BENEFITS


     4.1 Disclosure of Proprietary Information. The Supplemental Retirement Benefits otherwise payable under the terms of this Plan shall be forfeited and the Employer and the Plan shall have no additional liability if an Eligible Employee discloses, divulges, publishes or otherwise reveals either directly or through another, to any person, firm or corporation, any knowledge or information concerning any Employer or Affiliate inventions, devices, technical data, strategic plans (business and technical), or financial data (including any data classified as "Secret and Proprietary Information"), which knowledge or information has in any way been disclosed to or acquired by the Eligible Employee during the term of his or her employment with the Employer or an Affiliate. Such knowledge or information shall not include knowledge or information which:

     (1) is or was in the public domain at the time of its disclosure to the Eligible Employee; or,

     (2) enters the public domain after the date of disclosure to the Eligible Employee except where such entry is a result of a breach by the Eligible
          Employee of this Section; or,

     (3) is disclosed to the Eligible Employee by a third party having a bona fide right to make such disclosure, or is otherwise lawfully obtained from other sources; or,

     (4) is disclosed to others by the Employer or Affiliate without restriction.

     4.2 Direct Competition with the Employer or an Affiliate. The Supplemental Retirement Benefits payable under the terms of this Plan shall be forfeited and the Employer and the Plan shall have no further liability to an Eligible Employee if said Eligible Employee directly or indirectly, in any capacity, performs any compensated service for, be employed by or become associated in any firm, corporation or partnership engaged in the manufacture, production or sale of products which compete with products produced or sold by the Employer or an Affiliate. For the purposes of this Plan, products shall be limited to these which are manufactured, produced or sold by the Employer or an Affiliate as described in the Employer's or Affiliate's most recent Annual Report to its stockholders.

     4.3 Discharge for Just Cause. The Supplemental Retirement Benefits otherwise payable under the terms of this Plan shall be forfeited and the Employer and the Plan shall have no further liability if the employment of said Eligible Employee by the Employer or Affiliate is terminated or otherwise ceases for "Just Cause." "Just Cause" shall mean discharge or resignation as the direct result of any act or omission which constitutes a misdemeanor or a felony, or which clearly evidences fraud or dishonesty on the part of the Eligible Employee.

                         ARTICLE V
                      FORM OF PAYMENT


     A Supplemental Retirement Benefit or Supplemental
Survivor's Benefit payable under this Plan shall be payable to the Eligible Employee or Beneficiary, as applicable, in the form of a lump sum payment to be made as soon as administratively practicable following the Eligible
Employee's termination of employment with the Employer and all Affiliates, or, if applicable, following the Eligible
Employee's death.

                         ARTICLE VI
             NATURE OF INTEREST OF PARTICIPANT


     6.1 Unsecured General Creditor. The interests of Eligible Employees and Beneficiaries in the Plan shall be that of unsecured general creditors, with no secured or preferential right to any assets of Owens Corning or any Employer, Affiliate, or any other party for payment of benefits under this Plan. Any property held by Owens Corning or any Employer for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. Any Employer's obligation under the Plan shall be an unfunded and unsecured promise to pay benefits in the future.

     6.2 Trust Fund. Each Employer shall be responsible for the payment of benefits provided under the Plan to its Eligible Employees. At its discretion, the Employer may establish one or more trusts, with such trustees as the Board of Directors may approve, for the purpose of providing for the payment of such benefits. Any trustee so appointed shall be bonded in a manner satisfactory to the Employer. Whether or not such a trust is irrevocable, its assets shall at all times be subject to the claims of the Employer's general creditors in the event of the Employer's insolvency. To the extent any benefits provided under the Plan are paid from such trust, the Employer shall have no further obligation to pay Plan benefits.

  Plan benefits not paid from the trust
shall remain the obligation of the Employer.

     6.3 No Right to Transfer Interest. Rights to benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance.

                        ARTICLE VII
                       ADMINISTRATION


     7.1 Administrator. (a) Except as provided in (b) below, the Plan shall be administered by the Senior Vice
President of Human Resources of Owens Corning, or, by the individual who holds the functional equivalent of such position.

          (b)  The Chairman and Chief Executive Officer of
Owens Corning shall be the Administrator with respect to any matters involving the participation in this Plan of the individual described in (a) above.

     7.2 Powers of the Administrator. The Administrator's powers shall include, but shall not be limited to, the power to adopt rules consistent with the Plan; the power to decide all questions relating to the interpretation of the terms and provisions of the Plan; the power to resolve all other questions arising under the Plan (including, without limitation, the power to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision); and the power to designate all or a part of the previously described powers to another employee of Owens Corning. The Administrator shall have full and absolute discretion and authority to exercise each of the foregoing powers.

     7.3 Finality of Administrator Determinations. Determinations by the Administrator and any interpretation, rule, or decision adopted by the Administrator under the Plan or in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs, and their personal representatives.

                        ARTICLE VIII
                       MISCELLANEOUS


     8.1  Amendment, Suspension, and Termination.

          (a) The Board of Directors shall have the right to amend, suspend, or terminate the Plan at any time.

          (b) The Board of Directors or the Chairman and Chief Executive Officer of Owens Corning shall have the right to amend Appendix A of the Plan at any time to designate additional individuals eligible to participate in the Plan.

          (c) The Vice President of Human Resources of Owens Corning, or the individual who holds the functional equivalent of such position, may adopt minor amendments to the Plan without prior approval of the Board of Directors that (i) are necessary or advisable for purposes of compliance with applicable laws and regulations, (ii) relate to administrative practices, or (iii) have an insubstantial financial effect on Plan benefits and expenses.

     8.2  Board of Directors' Power to Delegate Authority.
The Board of Directors may, in its discretion, delegate to any person or persons all or any part of the Board's authority and responsibility under the Plan, including, without limitation, the authority to amend the Plan.

     8.3 Indemnification. Owens Corning shall indemnify any individual who is a director, officer or employee of an Employer, or his or her heirs and legal representatives, against all liability and reasonable expense, including counsel fees, amounts paid in settlement and amounts of judgments, fines or penalties, incurred or imposed upon him or her in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, in connection with his or her duties under the Plan, provided that such act or omission does not constitute gross negligence or willful misconduct.

     8.4 No Employment Rights. No provisions of the Plan or any action taken by an Employer, the Board of Directors, or the Administrator shall give any person any right to be retained in the employ of an Employer, and each Employer specifically reserves the right and power to dismiss or discharge any Eligible Employee.

     8.5 No Impact on Other Benefits. Amounts accrued under this Plan shall not be included in an Eligible Employee's compensation for purposes of calculating benefits under any other plan, program or arrangement sponsored by an Employer or Affiliate.

     8.6 Incapacity of Recipient. If an Eligible Employee or Beneficiary entitled to a distribution under the Plan is living under guardianship or conservatorship, distributions payable under the terms of the Plan to such recipient shall be paid to the appointed guardian or conservator and such payment shall be a complete discharge of any liability of all Employers.

     8.7 Data. Each Eligible Employee and Beneficiary shall furnish the Employer with all proofs of dates of birth and death and other proofs necessary for the administration of the Plan, and no Employer shall be liable for the fulfillment of any obligations in any way dependent upon such information unless and until the same shall have been received by the Employer in form satisfactory to it.

     8.8 Misstatements. If any relevant fact relating to any person is found to have been misstated, the benefit payable to an Eligible Employee or Beneficiary shall be the benefit which would have been provided on the basis of the correct information. Any excess payments due to such misstatement shall be refunded to the Employer or withheld by it from any further amounts otherwise payable, and any underpayment shall be paid to the Eligible Employee or Beneficiary as soon as administratively practicable.

     8.9 Taxes. To the extent required by law, amounts credited under the Plan shall be subject to Federal social security and unemployment taxes during the year the services giving rise to such contributions were performed (or, if later, when the amounts are not subject to a substantial risk of forfeiture). Each Employer shall withhold from any distributions made pursuant to the Plan such amounts as may be required by Federal, state or local law.

     8.10 Applicable Law. The Plan shall be construed and administered under the laws of the State of Ohio, except to the extent that such laws are preempted by ERISA.

     8.11 Usage of Terms and Headings. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings are included for ease of reference only, and are not to be construed to alter the terms of the Plan.


     IN WITNESS WHEREOF, Owens Corning has caused this Plan, to be effective as of January 1, 1998, to be executed on its behalf by the undersigned duly authorized officer this 13th day of May, 1998.

                    Owens Corning



                    By:  /s/ Robert C. Lonergan
                       ------------------------
                         Robert C. Lonergan
                         Senior Vice President - Strategic Resources

                         APPENDIX A

            EMPLOYEES ELIGIBLE FOR SUPPLEMENTAL
                    RETIREMENT BENEFITS



Employee Name         Title